SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 5, 2011, among Big 10 Tires Stores, LLC., a Delaware limited liability company (the "Guaranteeing Subsidiary"), a subsidiary of The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (or its permitted successor) (the "Company"), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank, National Association, as trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 14, 2004 (the "Open-End Indenture"), between the Company and the Trustee, as supplemented by that certain first supplemental indenture to such Open-End Indenture, dated as of December 14, 2004, and that certain Supplemental Indenture, dated January 6. 2005, (collectively, the "Indenture") providing for the issuance of the Company's 7.50% Senior Subordinated Notes due 2014 (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture (the "Subsidiary Guarantee") and become party to the Indenture, as supplemented by such supplemental indenture; and

WHEREAS, pursuant to Section 9.1(12) of the Open-End Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        GUARANTEE. The Guaranteeing Subsidiary hereby, together with the other Subsidiary Guarantors party to the Indenture, jointly and severally fully and unconditionally guarantees to the Holders of the Notes, and to the Trustee on behalf of such Holders, the due and punctual payment of the principal of (and premium, if any) and interest on the Notes when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, the Guaranteeing Subsidiary, together with the other Subsidiary Guarantors party to the Indenture, hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, offer to purchase or otherwise, and as if such payment were made by the Company.

        The Guaranteeing Subsidiary, together with the other Subsidiary Guarantors party to the Indenture, hereby jointly and severally agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of any or all of such Notes or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any other guarantor, or any consent to departure from any requirement of any other guarantee of all or of any of the Notes, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of the Guaranteeing Subsidiary, increase the principal amount of the Notes, or increase the interest rate thereon, or alter the Stated Maturity thereof. The Guaranteeing Subsidiary hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Notes or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its guarantee will not be discharged except by complete performance of the obligations contained in the Notes and in the Subsidiary Guarantee. The Guaranteeing Subsidiary agrees that if, after the occurrence and during the continuance of an Event of Default with respect to the Notes, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guaranteeing Subsidiary agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

        The indebtedness of the Guaranteeing Subsidiary evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of the Guaranteeing Subsidiary, and the Subsidiary Guarantee of the Guaranteeing Subsidiary is issued subject to the provisions of the Indenture with respect thereto.

        No reference herein to the Indenture and no provision of the Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of the Guaranteeing Subsidiary, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Notes upon which the Subsidiary Guarantees are endorsed.

        The Guaranteeing Subsidiary shall be subrogated to all rights of the Holders of the Notes against the Company in respect of any amounts paid by the Guaranteeing Subsidiary on account of this Note pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that the Guaranteeing Subsidiary shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Note and all other Notes issued under the Indenture shall have been paid in full.

        The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        The Guaranteeing Subsidiary shall be released from its Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

        EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

        GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

            either

              the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Subsidiary Guarantor, assumes all the obligations of that Subsidiary Guarantor under the Indenture and, its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

              the Net Available Proceeds, if any, of such sale or other disposition are applied in accordance with the provisions of Section 4.09 of the Supplemental Indenture; and

            immediately after giving effect to such transaction, no Event of Default or occurrence that with the passage of time or giving of notice would become an Event of Default exists.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles V and X of the Open-End Indenture and Articles IV and VIII of the Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

        NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

        NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

/s/THE PEP BOYS -MANNY, MOE & JACK

/s/BIG 10 TIRE STORES, LLC

/s/TIRE STORES GROUP HOLDING CORP.

/s/THE PEP BOYS MANNY MOE & JACK
OF CALIFORNIA

/s/PEP BOYS - MANNY, MOE & JACK
OF DELAWARE, INC.

/s/PEP BOYS - MANNY, MOE & JACK
OF PUERTO RICO, INC.

/s/U.S. BANK, NATIONAL ASSOCIATION